FOR IMMEDIATE RELEASE

AMO Investor Contact:	Sheree Aronson
(714) 247-8290
sheree.aronson@amo-inc.com

AMO Media Contact:	Steve Chesterman
(714) 247-8711
steve.chesterman@amo-inc.com

Pfizer Media Contact:	Paul Fitzhenry
(212) 733-4637
paul.fitzhenry@pfizer.com

ADVANCED MEDICAL OPTICS TO ACQUIRE PFIZER’S SURGICAL

OPHTHALMOLOGY BUSINESS

Strategic Purchase Expands AMO’s Cataract Surgery Technologies and Strengthens Its

Position in Emerging Refractive Surgery Categories

(SANTA ANA, CA and NEW YORK, NY), April 21, 2004 – Advanced Medical Optics, Inc. (AMO) [NYSE: AVO] and Pfizer Inc [NYSE: PFE] today announced that they have entered into a definitive agreement for AMO to acquire Pfizer’s surgical ophthalmology business for $450 million in cash.

AMO, a global leader in ophthalmic surgical devices and eye care products, will acquire the Healon® line of viscoelastic products used in ocular surgery, CeeOn® and Tecnis® intraocular lenses (IOL) used in cataract surgery and the Baerveldt® glaucoma shunt. These assets generated annual sales of approximately $150 million in 2003. AMO will also acquire manufacturing and R&D facilities in Groningen, Netherlands, Uppsala, Sweden and Bangalore, India. The transaction offers a number of strategic benefits to AMO:

•	Solidifies its global cataract franchise with the addition of the industry’s premier viscoelastic product line and patented lens designs utilizing wavefront technology.
•	Positions the company to offer new refractive IOLs by combining its existing multifocal and phakic IOL innovations with Pfizer’s progressive diffractive technologies.
•	Secures entry into the glaucoma device business.
•	Strengthens its manufacturing and R&D expertise in optics, optical surfaces and biomaterial research.
•	Enhances the efficiencies of its global infrastructure and distribution network through economies of scale and cost synergies.

AMO To Acquire Pfizer’s Surgical Ophtalmology Business—Page 2

“This acquisition represents an ideal strategic fit for AMO. It will expand our revenue base by approximately 25 percent and will enhance our cash flow and profitability,” said James V. Mazzo, AMO president and chief executive officer. “The highly regarded Healon® brand is the original and most recognized viscoelastic brand, and the Healon® family of products offers surgeons a wide range of functionality. Pfizer’s excellent work in optical design and surfaces has also yielded superb IOL technologies, including the Tecnis® with Z-Sharp Optic Technology®, which improves functional vision. In addition, the Tecnis® multifocal, a promising diffractive lens, has great potential for refractive applications.”

“In exploring our strategic options, Pfizer’s aim has been to find the best solution for the surgical ophthalmology business and its employees,” said Hank McKinnell, Pfizer chairman and chief executive officer. “This agreement is an ideal strategic fit for AMO and allows Pfizer to enhance its focus in other areas of ophthalmology such as glaucoma and macular degeneration.”

“All of the products we are acquiring and the corresponding R&D and manufacturing expertise complement AMO’s proficiency in advanced phacoemulsification, acrylic and silicone IOL design, IOL insertion systems and other IOL technologies. We have great respect for the Pfizer team members who have brought so many outstanding technologies to the ophthalmic surgical device market,” Mazzo added.

“This acquisition will be immediately accretive to AMO’s pro forma earnings and will allow us to realize cost synergies in marketing, distribution, purchasing and other areas,” said Richard A. Meier, AMO’s executive vice president of operations and finance and chief financial officer. “The transaction further enhances the value of our reorganization and new centralized operating model, which is increasing the efficiency and scalability of our global infrastructure.”

Upon the closing of the transaction and finalization of the capital structure, AMO expects to provide more detailed guidance regarding certain transactional costs and the level of accretion in 2004 and beyond, and summarize the pace of the integration of the acquired assets into AMO’s organization.

Completion of the transaction is subject to customary closing conditions, regulatory approvals and expiration of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. AMO expects to close the transaction, which will be financed with a combination of debt and equity, this summer.

Lehman Brothers served as exclusive financial advisor to AMO and provided a fairness opinion on the transaction to the company’s board of directors. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to AMO. Lehman Brothers and Bank of America have provided financing commitments to AMO. Morgan Stanley served as financial advisor to Pfizer. Weil, Gotshal & Manges LLP served as legal advisor to Pfizer.

AMO will host a live Web cast on Thursday, April 22, at 10:00 a.m. EDT to discuss the transaction and its first-quarter results, which will be released before the market opens on April 22. To participate, visit the company’s Investors/Media site at www.amo-inc.com. An audio replay will be available at approximately noon EDT April 22 through midnight EDT on Thursday, May 6, at 800-642-1687 (Passcode 6682242) or by visiting www.amo-inc.com.

About Advanced Medical Optics

Advanced Medical Optics, Inc. (AMO) is a global leader in the development, manufacturing and marketing of ophthalmic surgical and contact lens care products. The company focuses on

AMO To Acquire Pfizer’s Surgical Ophtalmology Business—Page 3

developing a broad suite of innovative technologies and devices to address a wide range of eye disorders. Products in the ophthalmic surgical line include foldable intraocular lenses, phacoemulsification systems, viscoelastics and related products used in cataract surgery, and microkeratomes used in LASIK procedures for refractive error correction. AMO owns or has the rights to such well-known ophthalmic surgical product brands such as Phacoflex®, Clariflex®, Array®and Sensar® foldable intraocular lenses, the Sovereign® phacoemulsification system with WhiteStar™ technology and the Amadeus® microkeratome. Products in the contact lens care line include disinfecting solutions, daily cleaners, enzymatic cleaners and lens rewetting drops. Among the well-known contact lens care product brands the company possesses are COMPLETE®, COMPLETE® Blink-N-Clean®, COMPLETE®Moisture PLUS™, Consept®F, Consept® 1 Step, Oxysept® 1 Step, UltraCare®, Ultrazyme®, Total Care® and blink™ branded products. Amadeus is a licensed product of, and a trademark of, SIS, Ltd.

Advanced Medical Optics, Inc. is based in Santa Ana, California, and employs approximately 2,300 worldwide. The company has direct operations in about 20 countries and markets products in approximately 60 countries. For more information, visit www.amo-inc.com.

AMO Forward-Looking Statements

This press release contains forward-looking statements and forecasts about AMO and its businesses, such as Mr. Mazzo’s and Mr. Meier’s statements and other statements regarding strategic benefits, potential financing sources, the projected closing date and estimated accretion. All forward-looking statements in this press release reflect AMO’s current analysis of existing trends and information and represent AMO’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting AMO’s businesses and the proposed transaction, including but not limited to receipt of regulatory approvals required for the transaction, completion of financing and the satisfaction of all closing conditions, risks associated with the integration and operation of the acquired business, as well as risks in our current businesses such as changing competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products; the execution of strategic initiatives and alliances; AMO’s ability to maintain a sufficient supply of products and successfully transition its manufacturing of eye care products; product liability claims or quality issues; litigation; and the uncertainties associated with intellectual property protection for the company’s products. In addition, matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates, can affect AMO’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in previous financial press releases issued by AMO. AMO’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting AMO and its Businesses” in AMO’s 2003 Form 10-K include information concerning these and other risk factors. Copies of press releases and additional information about AMO are available at www.amo-inc.com, or you can contact the AMO Investor Relations Department by calling 714-247-8348.

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